UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of 5:00 p.m. Eastern Time on January 26, 2017, Innovative Industrial Properties, Inc. (the "Company") amended and restated its charter (the "Amended and Restated Charter") to re-classify all of the shares of the Company's Class A common stock, par value $0.001 per share, and Class B common stock, par value $0.001 per share, to common stock of the Company, par value $0.001 per share. Immediately prior to the effectiveness of the Amended and Restated Charter, there were no shares of Class B common stock outstanding, as all shares of Class B common stock previously outstanding were redeemed by the Company for $0.001 per share (par value) and cancelled immediately before the Company's initial public offering in December 2016.

The reclassification of the shares of Class A common stock to common stock of the Company had no impact on the voting powers, preferences, rights and qualifications, limitations and restrictions of such shares. There were no changes to the ticker symbol or the CUSIP number of the Company's common stock.

The foregoing description of the Amended and Restated Charter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Charter, which is filed as Exhibit 3.1 to this current report and incorporated herein by reference.

Item 8.01 Other Events.

On January 24, 2017, the Company issued a press release announcing the matters discussed in this current report. A copy of the press release is filed as Exhibit 99.1 to this current report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

3.1	Articles of Amendment and Restatement of Innovative Industrial Properties, Inc.

99.1	Press release issued by Innovative Industrial Properties, Inc. on January 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2017	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Robert M. Sistek
	Name:	Robert M. Sistek
	Title:	Chief Financial Officer and Executive Vice President, Investments

EXHIBIT INDEX

Exhibit	Description of Exhibit

3.1	Articles of Amendment and Restatement of Innovative Industrial Properties, Inc.

99.1	Press release issued by Innovative Industrial Properties, Inc. on January 24, 2017.